UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 1, 2013

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2011, we entered into a $900 million five-year unsecured credit facility consisting of a $500 million revolving credit facility scheduled to expire in April 2016 and a $400 million term loan facility (as amended, the “Existing Credit Facility”). The term loan was subsequently repaid. On May 1, 2013, we entered into an amendment of the revolving credit facility portion of the Existing Credit Facility which, among other changes, (i) extended the termination date from April 7, 2016 to May 1, 2018 and (ii) reduced the applicable facility fee as well as the applicable margin on potential borrowings (the “Amended Credit Facility”). No changes were made to the permitted uses of proceeds or covenants of the facility. The Amended Credit Facility was entered into among The Gap, Inc., Bank of America, N.A. as agent for the Lenders, and the lenders named therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion set forth in response to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(10.1)	Amendment No. 2 to the Credit Agreement dated as of May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: May 1, 2013	By:	/s/ Sabrina L. Simmons
Sabrina L. Simmons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(10.1)	Amendment No. 2 to the Credit Agreement dated as of May 1, 2013.